Exhibit 10.1

EXECUTION VERSION

SEVENTH AMENDMENT TO AMENDED AND RESTATED WAREHOUSE LOAN AGREEMENT

Dated as of June 19, 2020

among

ALC WAREHOUSE BORROWER, LLC, as Borrower,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

and

COMMONWEALTH BANK OF AUSTRALIA, NEW YORK BRANCH, as Agent

SEVENTH AMENDMENT TO AMENDED AND RESTATED WAREHOUSE LOAN AGREEMENT

THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED WAREHOUSE LOAN AGREEMENT, dated as of June 19, 2020 (this “Amendment”), is entered into by and among ALC WAREHOUSE BORROWER, LLC, as Borrower (the “Borrower”), the Lenders party to the Warehouse Agreement (defined below) (the “Lenders”) and COMMONWEALTH BANK OF AUSTRALIA, NEW YORK BRANCH, as Agent (the “Agent”). Capitalized terms used and not otherwise defined herein are used as defined in the Amended and Restated Warehouse Loan Agreement, dated as of June 21, 2013 (as amended, restated, modified and supplemented from time to time, the “Warehouse Agreement”), among the Borrower, the Lenders and the Agent.

WHEREAS, the parties hereto desire to amend the Warehouse Agreement in certain respects as provided herein;

NOW THEREFORE, in consideration of the premises and other material covenants contained herein, the parties hereto agree as follows:

Section 1.        Amendments to the Warehouse Agreement.

(a)        Effective as of the date hereof, Section 1.01 of the Warehouse Agreement is hereby amended by deleting the definition of “Limited Guaranty” in its entirety and inserting the following definition of “Guaranty” into such Section 1.01 in alphabetical order:

“Guaranty” means the Amended and Restated Guaranty dated as of June 19, 2020 by ALC in favor of the Protected Parties.

(b)        Effective as of the date hereof, Section 1.01 of the Warehouse Agreement is hereby amended by deleting the definition of “Maturity Date” in its entirety and inserting the following in lieu thereof:

“Maturity Date” means the date occurring sixty (60) months following the end of the Availability Period.

(c)        Effective as of the date hereof, Section 1.01 of the Warehouse Agreement is hereby amended by deleting the definition of “Maximum Cash Collateral Amount” in its entirety and inserting the following in lieu thereof:

“Maximum Cash Collateral Amount” means zero (0) Dollars.

(d)        Effective as of the date hereof, Section 5.04(a)(v) of the Warehouse Agreement is hereby amended by inserting “(as entered into as of the Effective Date by ALC in favor of the Protected Parties)” immediately following “the Limited Guaranty”.

(e)        Effective as of the date hereof, Section 11.01 of the Warehouse Agreement is hereby amended by deleting the text ““Aggregated Maximum Guaranteed Amount”,” therefrom.

[Seventh Amendment to Warehouse Loan Agreement]

(f)         Effective as of the date hereof, all references to “Limited Guaranty” in each of the Loan Documents, with the exception of the reference in Section 5.04(a)(v) of the Warehouse Agreement, shall be amended to refer to the “Guaranty” in lieu thereof.

Section 2.        Adjustments to Interest Periods and Settlement Dates. As a result of the Maturity Date extension being effectuated hereby, and notwithstanding anything to the contrary in Section 4.07 of the Warehouse Agreement, the parties agree that (a) the current Interest Period shall be for the period from and including May 21, 2020 to and including June 19, 2020, with the Settlement Date for such Interest Period being June 19, 2020, and (b) the following Interest Period shall be for the period from and including June 19, 2020 to and including July 21, 2020, with the Settlement Date for such Interest Period being July 21, 2020. For all subsequent Interest Periods and Settlement Dates, the terms of Section 4.07 of the Warehouse Agreement shall apply.

Section 3.        Amendment to Limited Guaranty. The Lenders hereby direct the Agent to cause the Limited Guaranty to be amended and restated in the form of the Guaranty attached hereto as Exhibit A.

Section 4.        Waiver of Non-Pro Rata Payment of Loans.

(a)        The Borrower has notified the Agent and Lenders that it intends to prepay in full the Loans extended by Natixis, New York Branch (“Natixis”) pursuant to the Warehouse Agreement (the “Natixis Payoff”).

(b)        This contemplated Natixis Payoff is not specifically permitted by the terms of the Warehouse Agreement and therefore, the Borrower hereby requests pursuant to Section 7.02(e) and Section 11.01 of the Warehouse Agreement that the Agent and Lenders agree and consent as follows:

(i)         to waive the requirement of Section 4.08 of the Warehouse Agreement, that any payment on account of any Loan in excess of a Protected Party’s pro rata share of payments obtained by all Protected Parties requires such Protected Party to purchase from the other Protected Parties such participations in Loans made by them as shall be necessary to cause such purchasing Protected Party to share the excess payment ratably with each of them.

(c)        For the avoidance of doubt, the waivers and consents requested in the preceding paragraph (b) above shall apply only with respect to the Natixis Payoff.

(d)        Upon completion of the Natixis Payoff, the Agent shall update the Register to reduce the principal amount of each Loan owing, directly or indirectly, to Natixis to zero (0).

Section 5.        Conditions Precedent; Warehouse Agreement in Full Force and Effect as Amended.

(a)        The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent:

[Seventh Amendment to Warehouse Loan Agreement]

(i)         the Agent shall have received the Guaranty, duly executed and delivered by the parties thereto and in the form of Exhibit A attached hereto; and

(ii)        the Agent shall have received a legal opinion of special counsel to the Guarantor (as defined in the Guaranty) with respect to organizational, enforceability and other matters, which counsel and legal opinion shall be reasonably acceptable to the Agent and each of the Designated Lenders.

(b)        Except as specifically amended hereby, the Warehouse Agreement shall remain in full force and effect. All references to the Warehouse Agreement shall be deemed to mean the Warehouse Agreement as modified hereby. This Amendment shall not constitute a novation of the Warehouse Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Warehouse Agreement, as amended by this Amendment, as though such terms and conditions were set forth herein.

Section 6.        Miscellaneous.

(a)        This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which when so executed and delivered shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b)        The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)        Except as expressly set forth herein, each of the Agent and the Lenders do not waive and have not waived, and hereby expressly reserve, its right at any time to take any and all actions, and to exercise any and all remedies, authorized or permitted under the Warehouse Agreement, as amended, or any of the other Loan Documents, as amended, or available at law or equity or otherwise. Without limiting the foregoing and except as expressly provided herein, nothing in this Amendment constitutes a waiver of any Facility Event of Default under the Warehouse Agreement, or of any condition to Advances thereunder.

(d)        Any provision in this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e)        THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW).

*        *        *

[Seventh Amendment to Warehouse Loan Agreement]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ALC WAREHOUSE BORROWER,
LLC, as Borrower

By:	/s/ Greg Willis
Name:	Greg Willis
Title:	Executive Vice President and Chief Financial Officer

[Seventh Amendment to Warehouse Loan Agreement]

COMMONWEALTH BANK OF AUSTRALIA,
NEW YORK BRANCH, as Agent

By:	/s/ Bowen Taylor
Name:	Bowen Taylor
Title:	Associate Director

COMMONWEALTH BANK OF AUSTRALIA,
OFFSHORE BANKING
UNIT, as a Designated Lender

By:	/s/ Stephen Carroll
Name:	Stephen Carroll
Title:	Director, ITC

[Seventh Amendment to Warehouse Loan Agreement]

THE GOVERNOR AND COMPANY OF THE
BANK OF IRELAND, as a Designated Lender

By:	/s/ Keith Hughes
Name:	Keith Hughes
Title:	Director

By:	/s/ Frank Schmitt
Name:	Frank Schmitt
Title:	Associate Director

[Seventh Amendment to Warehouse Loan Agreement]

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Designated Lender

By:	/s/ William Eustis
Name:	William Eustis
Title:	Managing Director

[Seventh Amendment to Warehouse Loan Agreement]

JPMORGAN CHASE BANK, N.A., as a
Designated Lender

By:	/s/ Cristina Caviness
Name:	Cristina Caviness
Title:	Vice President

EXHIBIT A

FORM OF GUARANTY

[Amended and Restated Guaranty]

EXECUTION VERSION

AMENDED AND RESTATED GUARANTY

AMENDED AND RESTATED GUARANTY (this “Guaranty”), dated as of June 19, 2020, is made by AIR LEASE CORPORATION, a Delaware corporation (together with its successors and assigns, “ALC” or the “Guarantor”).

RECITALS:

WHEREAS, pursuant to the Amended and Restated Warehouse Loan Agreement, dated as of June 21, 2013 (as amended, modified or supplemented from time to time in accordance with its terms, the “Warehouse Loan Agreement”), among ALC Warehouse Borrower, LLC, a limited liability company organized under the laws of the State of Delaware (together with its successors and assigns, the “Borrower”), the lenders from time to time a party thereto (each a “Lender” and collectively the “Lenders”), and Commonwealth Bank of Australia, New York Branch (as successor to Credit Suisse AG, New York Branch), in its capacity as Agent (together with its successors and assigns, the “Agent”), the Lenders have committed to extend loans to the Borrower in an aggregate principal amount of up to their respective Allocations and have funded Loans as provided in the Register on the date hereof;

WHEREAS, as a partial inducement for the Agent and the Lenders to enter into the Warehouse Loan Agreement, the Guarantor executed and delivered that certain Limited Guaranty, dated as of June 21, 2013 (as amended by that certain First Amendment to Limited Guaranty, dated as of July 23, 2014, the “Limited Guaranty”), pursuant to which the Guarantor agreed to guaranty, among other things, payment of all of the Obligations up to the Aggregate Maximum Guaranteed Payment (as defined therein);

WHEREAS, as a partial inducement for the Agent and the Lenders to enter into the Seventh Amendment to Amended and Restated Warehouse Loan Agreement, dated as of the date hereof (the “Seventh Amendment to Warehouse Loan Agreement”, which, for the avoidance of doubt, forms part of the Warehouse Loan Agreement) on the terms set forth therein, the Guarantor will execute and deliver this Guaranty pursuant to which such Guarantor will guaranty fully, among other things, payment of all of the Obligations; and

WHEREAS, the Borrower is a Subsidiary of the Guarantor, the Guarantor will receive substantial direct or indirect benefit from the transaction described in the Warehouse Loan Agreement and therefore it is in the best interest of the Guarantor to enter into this Guaranty.

AGREEMENT:

Accordingly, the Guarantor agrees for the benefit of each Protected Party (hereinafter each referred to as a “Beneficiary” and collectively the “Beneficiaries”) and each of its permitted assigns or transferees, as follows:

[Amended and Restated Guaranty]

Section 1.        Certain Terms. Capitalized terms used herein without definition have the respective meanings set forth in the Warehouse Loan Agreement.

Section 2.        Guaranty.

(a)        The Guarantor hereby irrevocably, absolutely and unconditionally guarantees, as primary obligor and as a guarantor of payment and performance and not merely as surety or guarantor of collection, to each Beneficiary: (i) the full and prompt payment by the Borrower when due of the Obligations, strictly in accordance with the terms of such Loan Documents, and (ii) the full and timely performance of, and compliance with, each and every duty, agreement, undertaking, indemnity and obligation of the Borrower under the Loan Documents strictly in accordance with the terms thereof, in each case, however created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several and whether now or hereafter existing or due or to become due (such payment and other obligations described in clauses (i) and (ii) being referred to herein as the “Liabilities”). The liability of the Guarantor hereunder shall extend to all amounts which constitute part of the Obligations and would be owed by the Borrower but for the fact that such amounts are unenforceable or not allowable due to any circumstance whatsoever or due to the existence of a bankruptcy, suspension of payments, reorganization or similar proceeding involving the Borrower.

(b)        The Guarantor further agrees to pay any and all costs and expenses (including, without limitation, all reasonable fees and disbursements of counsel) that may be paid or incurred by the Agent and/or the Collateral Agent in enforcing any rights with respect to, or collecting, any or all of the Obligations from the Guarantor, or enforcing any rights with respect to, or collecting against, the Guarantor hereunder, together with interest at a rate equal two percent (2%) above the rate of interest otherwise applicable to such amounts under the Warehouse Loan Agreement (or if no rate of interest is otherwise applicable, two percent (2%) above the Corporate Base Rate) from the date 30 days after Agent makes a written request to Guarantor for payment of such expenses to the date of actual payment thereof. In no event shall this Section 2(b) require Guarantor to pay any costs or expenses paid or incurred by the Agent and/or the Collateral Agent in enforcing any rights with respect to, or collecting, any or all of the Obligations against the Borrower.

(c)        Subject to the provisions of Section 10, this Guaranty shall terminate upon the payment in full of all of the Obligations.

Section 3.        Consent. The Guarantor hereby consents and agrees that the time or place of payment of any Obligation may be exchanged or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; that any of the provisions of the Warehouse Loan Agreement may be renewed, extended, modified, increased, accelerated, compromised, refinanced or waived; that the Borrower may be granted indulgences or released from liability; that the insolvency, bankruptcy and/or dissolution of the Borrower or of the Guarantor shall not affect the obligations hereunder of the Guarantor; that neither the invalidity or unenforceability of any of the Obligations shall affect the obligations hereunder of the Guarantor; that no claim need be asserted against any trustee in bankruptcy or receiver or other representative in the event the Borrower or the Guarantor is adjudicated bankrupt or

[Amended and Restated Guaranty]

becomes insolvent; and that any property to the credit of the Borrower or the Guarantor or any other party liable for payment of any of the Obligations may be released from time to time, in whole or in part, at, before or after the stated, extended or accelerated maturity of such Obligations, all of which (i) may be effected without notice to or further assent by the Guarantor and (ii) shall not affect the obligations of the Guarantor under this Guaranty.

Section 4.        Waiver. The Guarantor hereby expressly waives, to the extent permitted by applicable law:

(a)        Notice of acceptance of this Guaranty;

(b)        Presentment and demand for payment of any Obligation;

(c)        Protest and notice of dishonor or default to the Guarantor or to any other party with respect to any Obligation or any security for any Obligation;

(d)        Demand for payment under this Guaranty;

(e)        Notice of disposition of any security for any Obligation;

(f)         Any defense by reason of impairment of: (i) any security now or hereafter held for any Obligation; or (ii) recourse against any party liable for the payment of any Obligation; and

(g)        Any other defense or counterclaim whatsoever, other than indefeasible payment and performance of the Obligations.

Section 5.        Guaranty of Payment. This Guaranty is a guaranty of payment and not of collection. The Guarantor: (a) waives any claim to marshaling of assets and (b) waives any right to require that an action be brought against the Borrower or any other Person prior to action against the Guarantor hereunder. The Guarantor shall be released from all liability hereunder upon termination of this guaranty in accordance with Section 2(c).

Section 6.        Binding Effect. The provisions of this Guaranty shall be binding upon the Guarantor and its successors and assigns, and shall inure to the benefit of each Beneficiary and its successors and permitted assigns. The Guarantor may not assign its rights, benefits, duties and obligations under this Guaranty without the prior written consent of the Agent (acting at the direction of the Majority Lenders).

Section 7.        Reduction of Obligations. To the extent that the Guarantor has made payment pursuant to the terms of this Guaranty to any Beneficiary with respect to the Obligations, the full amount of such payment shall be deducted from the amounts in respect of the Obligations payable to such Beneficiary pursuant to the terms of the Warehouse Loan Agreement. Any payments made by ALC in its capacity as the initial Servicer pursuant to the terms of the Servicing Agreement or a Seller pursuant to the terms of a Sale Agreement shall not be deducted from amounts in respect of the Obligations payable to any such Beneficiary.

[Amended and Restated Guaranty]

Section 8.        Limitation of Guaranty. Notwithstanding any term or provision of this Guaranty or the Warehouse Loan Agreement to the contrary notwithstanding, the maximum aggregate amount of the Obligations for which the Guarantor shall be liable shall not exceed the maximum amount for which the Guarantor can be liable without rendering this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

Section 9.        Representations and Warranties. The Guarantor makes the following representations, warranties and agreements with the Beneficiaries:

(a)        Company Status. The Guarantor is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware and a separate legal entity from the Borrower.

(b)        Power and Authority. The Guarantor has the power and authority to execute, deliver and carry out the terms and provisions of this Guaranty and has taken all necessary limited liability company action to authorize the execution, delivery and performance of this Guaranty. The Guarantor has duly executed and delivered the Guaranty and the Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c)        No Violation. Neither the execution, delivery or performance by the Guarantor of the Guaranty, nor compliance by the Guarantor with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any material provision of any applicable law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, Warehouse Loan Agreement or any other agreement, contract or instrument to which the Guarantor is a party or by which it or any of its material property or assets are bound or to which it may be subject, or (iii) will violate any provision of the certificate of incorporation of the Guarantor.

(d)        Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Guarantor, threatened in writing (i) with respect to this Guaranty or (ii) with respect to any other matter, as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(e)        Governmental Approvals. Except as may have been obtained or made on or prior to the date hereof (and which remain in full force and effect on the date hereof), no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any domestic or foreign governmental or public body or authority, or any subdivision thereof, is required to authorize, in respect of the Guarantor, or is

[Amended and Restated Guaranty]

required to be obtained by the Guarantor in connection with (i) the execution, delivery and performance by the Guarantor of this Guaranty or (ii) the legality, validity, binding effect or enforceability of this Guaranty with respect to the Guarantor.

(f)         Access to Information. The Guarantor has and will continue to have independent means of obtaining information concerning the Borrower’s affairs, financial condition and business. None of the Agent nor any Beneficiary shall have any duty or responsibility to provide Guarantor with any credit or other information concerning the Borrower’s affairs, financial condition or business which may come into the possession of the Agent or any Beneficiary.

Section 10.      Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations or such part thereof, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that, and to the extent that, any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall, to the fullest extent permitted by law, be reinstated, and shall be deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 11.      Subrogation. After (and not before) all amounts payable under or in respect of the Warehouse Loan Agreement and all other Obligations have been indefeasibly paid in full and in cash and fully performed, the Guarantor shall be subrogated to the rights of the Beneficiaries to receive payments in respect of the Warehouse Loan Agreement and the other Obligations.

Section 12.      Amendment. This Guaranty may not be modified or amended except by a writing duly executed by the Guarantor and the Agent (acting at the direction of the Majority Lenders; provided that the direction of each Lender shall be required in connection with any amendment, modification, termination or waiver of any provision hereof that releases, in whole or in part, the Guarantor from its obligations hereunder or changes in any manner the definitions of “Beneficiary” or “Liabilities”).

Section 13.      Governing Law. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS GUARANTY AND ALL CLAIMS AND CAUSES OF ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, THE LAWS (OF THE STATE OF NEW YORK (OTHER THAN CHOICE OF LAW RULES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).

Section 14.      Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be invalid under such laws, such provision shall be ineffective only to the extent of such prohibition or invalidity, without affecting the remainder of such provision or the remaining provisions of this Guaranty, which shall be binding and enforceable to the fullest extent allowable by law.

[Amended and Restated Guaranty]

Section 15.      Waiver. Waiver by the Agent (acting at the direction of the Majority Lenders) of a breach of this Guaranty shall not operate as a waiver of any subsequent breach thereof.

Section 16.      Signatures. Facsimile transmissions of any executed original document and/or retransmission of any executed facsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm facsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties.

Section 17.      Notices. All notices, requests and other communications to be given or otherwise made to any party hereto shall be deemed to be sufficient if contained in a written instrument duly transmitted by facsimile or duly sent by overnight courier service or first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties:

(a)        if to the Guarantor:

Air Lease Corporation
2000 Avenue of the Stars
Suite 1000N
Los Angeles, CA 90067
Attention: Legal Department and Chief Accounting Officer
Telephone: (310) 553-0555
Fax: (310) 553-0999
Email: legalnotices@airlease.com

(b)        if to the Agent, to the address(es) set forth in Section 11.04 of the Warehouse Loan Agreement.

Section 18.      Consents and Waivers Relating to Legal Proceedings.

(a)        THE GUARANTOR AND EACH BENEFICIARY (BY ACCEPTANCE OF RIGHTS HEREUNDER) WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS GUARANTY OR ANY ACTION ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

(b)        Pursuant to Section 5-1402 of the New York General Obligations Law, all actions or proceedings arising in connection with this Guaranty shall be tried and litigated in state or Federal courts located in the Borough of Manhattan, New York City, State of New York. THE GUARANTOR AND (BY ACCEPTANCE OF RIGHTS HEREUNDER) EACH BENEFICIARY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, TO ASSERT THAT IT IS NOT SUBJECT TO THE JURISDICTION OF SUCH COURTS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

[Amended and Restated Guaranty]

Nothing contained in this clause shall preclude the Agent from bringing any action or proceeding arising out of or relating to this Guaranty in the courts of any place where the Guarantor or any of its assets or assets of the Borrower or any of its assets may be found or located.

Section 19.      Guaranty Enforceable by Agent. Notwithstanding anything to the contrary contained elsewhere in this Guaranty, the Beneficiaries agree (by their acceptance of the benefits of this Guaranty) that this Guaranty may be enforced only by the action of the Agent, in each case acting upon the instructions of the Majority Lenders. In the event that any Beneficiary seeks to cause the Guarantor to pay or perform with respect to any of the Liabilities, the Agent (acting at the direction of the Majority Lenders) shall make a written demand on the Guarantor (an “Agent Demand”). Upon receipt of an Agent Demand, the Guarantor shall promptly pay or perform with respect to such Liability as specified in such Agent Demand.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Amended and Restated Guaranty]

IN WITNESS WHEREOF, the undersigned have executed this Guaranty as of the 19th day of June, 2020.

AIR LEASE CORPORATION

By:	/s/ Greg Willis
Name:	Greg Willis
Title:	Executive Vice President and Chief Financial Officer